UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Band Rep Management, Inc.

______________________________________________________

(Exact name of Registrant as specified in its charter)

Nevada	45-5243254
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5481 Middleport Crescent, Mississauga, Ontario L4Z 3V2, Canada

___________________________________________________

(Address of principal executive offices)           (Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class                       Name of each exchange which

to be so registered                       each class is to be registered

___________________                      ________________________

         Not Applicable                                              Not Applicable

If this form relates to the  registration  of a class of securities  pursuant to Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General Instruction A.(c), check the following box.[   ]

If this form relates to the registration  of a class of securities  pursuant to Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: NO. 333-183373

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE

________________________________________

(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the common stock of the Registrant is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form S-1/A (File No.  333-183373)  as filed with the  Securities  and Exchange Commission on April 10, 2013  and including any form of prospectus  therein filed  pursuant to Rule 424(b)  under the  Securities  Act of 1933,  as amended, which description is herein incorporated by reference.

ITEM 2. EXHIBITS

EXHIBIT no.  DESCRIPTION

    3.1        Articles of Incorporation*

    3.2        Bylaws*

* As filed in the Registrant's Registration Statement on Form S-1 (File No. 333-183373) on August 17, 2012.

SIGNATURES

In accordance  with Section 12 of the Exchange Act of 1934, the registrant  duly caused  this  registration   statement  to  be  signed  on  its  behalf  by  the undersigned, thereunto duly authorized.

October 9, 2013

Band Rep Management, Inc.

By:                  /s/ Sergio Galli

Sergio Galli

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer